Exhibit 10.8

FIRST AMENDMENT TO

AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT

DATED AS OF AUGUST 1, 2001

THIS FIRST AMENDMENT TO AMENDED AND RESTATED PROPERTY MANAGEMENT AGREEMENT (the “First Amendment”) is entered into effective December 31, 2003, by and between USRP FUNDING 2001-A, L.P., a Delaware Limited Partnership (“Issuer”), HUDSON ADVISORS, LLC, a Delaware limited liability company, (“Master Servicer and Back-Up Servicer”), U.S. RESTAURANT PROPERTIES OPERATING L.P. a Delaware limited partnership (“Property Manager and Special Servicer” hereinafter referred to as “USRPO”) and WELLS FARGO BANK MINNESOTA, N.A. a national banking association, (the “Indenture Trustee” and “Grantor Trust Trustee”).

W I T N E S S E T H:

WHEREAS, on August 1, 2001 the Issuer, Master Servicer and Back-Up Servicer, Property Manager and Special Servicer “USRPO”, and the Indenture Trustee and Grantor Trust Trustee (hereinafter collectively referred to as “the parties”) entered into an Amended and Restated Property Management Agreement (hereinafter referred to as “the Agreement”);

WHEREAS, the parties now desire to amend the Agreement with respect to Section 1.4 titled Financial Covenants.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is hereby mutually agreed as follows:

Section 1.4 (ii) shall be amended to read as follows: “maintain at all times a Tangible Net Worth greater than or equal to $200 Million plus 85% of the net cash proceeds of any equity issuance received after September 30, 2000, calculated on a cumulative basis. “Tangible Net Worth” means, as of any given calculation date, the sum of (a) Total Tangible Assets, less (b) Total Liabilities.

1. Ratification. Except as otherwise herein modified, all of the terms, covenants and conditions of the Agreement, as amended hereby, are hereby ratified and confirmed and shall remain in full force and effect.

2. Entire Agreement, Counterparts, Facsimile Execution. The Agreement, as hereby amended, constitutes the entire First Amendment to the Agreement between the parties concerning the Amended and Restated Property Management Agreement, and there are no covenants, agreements or understandings, written or oral, between them other than as set forth herein. The Agreement may be further amended only by an agreement in writing signed by all parties. This First Amendment may be executed in counterparts, which when taken together will constitute a fully-executed document. Facsimile signatures of this First Amendment to the

Amended and Restated Property Management Agreement will be binding on the parties as if signed originals.

3. Successors and Assigns. All of the covenants and agreements contained herein shall be binding upon and shall inure to the benefit of the parties hereto, and their respective representatives, successors and assigns, to such extent that any such transfer of interest may be allowed under the terms of the Agreement.

4. Defined Terms. Unless otherwise indicated herein, all initial-capped terms used herein shall have the same meanings as ascribed to them in the Agreement.

5. Effectiveness. This First Amendment to the Amended and Restated Property Management Agreement shall not be effective and binding unless and until fully executed by all parties hereto.

IN WITNESS WHEREOF, the Parties have duly executed this First Amendment as of the day and year first written above.

USRP FUNDING 2001-A, L.P.

By:	USRP (SFGP), LLC
Its General partner

	By:	/s/ Stacy M. Riffe

	Its:	Manager

HUDSON ADVISORS, LLC

By:

Name:
Title:

U.S. RESTAURANT PROPERTIES OPERATING, L.P.

By:	USRP MANAGING, INC.,
Its General partner

	By:	/s/ Stacy M. Riffe

	Its:	Vice President

WELLS FARGO BANK MINNESOTA
As Indenture Trustee

By:

Name:
Title:

Effective Date: December 31, 2003

Acknowledged and Agreed to by:

MBIA INSURANCE CORPORATION
As Certificate Insurer

By:	/s/ Derrin Culp

Name: Derrin Culp
Title: Director

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